FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Fixed-Income Trust

Series Number	13
Fund	Fidelity Strategic Dividend & Income Fund
Trade Date	April 25, 2007
Settle Date	May 2, 2007
Security Name	MERRILL LYNCH CAP 6.45% PREF
CUSIP	59024T203
Size of Offering	38,000,000
Aggregate Offering Value	$950,000,000
Price	$25
Shares Purchased	200,000
Transaction Value	$5,000,000
% of Offering	0.53%
Underwriter Purchased From	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Underwriting Members: (1)	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Underwriting Members: (2)	Citigroup Global Markets Inc.
Underwriting Members: (3)	Morgan Stanley & Co. Incorporated
Underwriting Members: (4)	UBS Securities LLC
Underwriting Members: (5)	Wachovia Capital Markets, LLC
Underwriting Members: (6)	BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Underwriting Members: (7)	Barclays Capital Inc.
Underwriting Members: (8)	Countrywide Securities Corporation
Underwriting Members: (9)	Deutsche Bank Securities Inc.
Underwriting Members: (10)	HSBC Securities (USA) Inc.
Underwriting Members: (11)	ING Financial Markets LLC
Underwriting Members: (12)	Jefferies & Company, Inc.
Underwriting Members: (13)	KeyBanc Capital Markets, a division of McDonald Investments Inc.
Underwriting Members: (14)	Mellon Financial Markets, LLC
Underwriting Members: (15)	Morgan Keegan & Company, Inc.
Underwriting Members: (16)	NatCity Investments, Inc.
Underwriting Members: (17)	RBS Greenwich Capital
Underwriting Members: (18)	Santander Investment Securities Inc.
Underwriting Members: (19)	SunTrust Capital Markets, Inc.
Underwriting Members: (20)	U.S. Bancorp Investments, Inc.
Underwriting Members: (21)	Wells Fargo Securities, LLC
Underwriting Members: (22)	Zions Direct, Inc.
Underwriting Members: (23)	H&R Block Financial Advisors, Inc.
Underwriting Members: (24)	A.G. Edwards & Sons, Inc.
Underwriting Members: (25)	Fifth Third Securities, Inc
Underwriting Members: (26)	Goldman, Sachs & Co.
Underwriting Members: (27)	J.P. Morgan Securities Inc.
Underwriting Members: (28)	Oppenheimer & Co. Inc.
Underwriting Members: (29)	Piper Jaffray & Co.
Underwriting Members: (30)	RBC Dain Rauscher Inc.
Underwriting Members: (31)	Raymond James & Associates, Inc.
Underwriting Members: (32)	Charles Schwab & Co., Inc.
Underwriting Members: (33)	Robert W. Baird & Co. Incorporated
Underwriting Members: (34)	Blaylock & Company, Inc
Underwriting Members: (35)	CastleOak Securities, LP
Underwriting Members: (36)	Davenport & Company LLC
Underwriting Members: (37)	D.A. Davidson & Co.
Underwriting Members: (38)	Ferris, Baker Watts, Incorporated
Underwriting Members: (39)	Fidelity Capital Markets, a division of National Financial Services LLC
Underwriting Members: (40)	Fixed Income Securities, LP
Underwriting Members: (41)	J.J.B. Hilliard, W.L. Lyons, Inc.
Underwriting Members: (42)	Janney Montgomery Scott LLC
Underwriting Members: (43)	Loop Capital Markets, LLC
Underwriting Members: (44)	Samuel A. Ramirez & Co., Inc.
Underwriting Members: (45)	Muriel Siebert & Co., Inc.
Underwriting Members: (46)	Toussaint Capital Partners, LLC
Underwriting Members: (47)	Utendahl Capital Partners, L.P.
Underwriting Members: (48)	Vining-Sparks IBG, Limited Partnership
Underwriting Members: (49)	The Williams Capital Group, L.P.